As filed with the Securities and Exchange Commission on June 7, 2012

Registration No. 333-181630

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8062	13-3893191
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

CHS/COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8062	76-0137985
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(615) 465-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rachel A. Seifert

Executive Vice President, Secretary and General Counsel

4000 Meridian Boulevard

Franklin, Tennessee 37067

(615) 465-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua N. Korff

Michael Kim

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities of Community Health Systems, Inc.(3)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Guarantees of Debt Securities of Community Health Systems, Inc. by certain subsidiaries of Community Health Systems, Inc.(3)(4)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Preferred Stock, par value $0.01 per share of Community Health Systems, Inc.(3)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Depositary Shares of Community Health Systems, Inc.(3)(5)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Common Stock, par value $0.01 per share of Community Health Systems, Inc.(3)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Securities Warrants of Community Health Systems, Inc.(3)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Debt Securities of CHS/Community Health Systems, Inc.(3)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Guarantees of Debt Securities of CHS/Community Health Systems, Inc. by Community Health Systems, Inc. and certain subsidiaries of Community Health Systems, Inc.(3)(4)	(1)(2)	(1)(2)	(1)(2)	(1)(2)

(1)	We will determine the proposed maximum offering price per unit from time to time in connection with issuances of securities registered under this registration statement.
(2)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at unspecified prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all the registration fee.
(3)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Includes an indeterminate amount of our securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement.
(4)	No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.
(5)	Each depositary share registered hereunder will be issued under a deposit agreement and will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants*†	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Abilene Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496920
Abilene Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496918
Affinity Health Systems, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3391769
Affinity Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3391873
Anna Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4431843
Berwick Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	23-2975836
Big Bend Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2717545
Big Spring Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2574581
Birmingham Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2784086
Birmingham Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3320362
Bluefield Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-2372042
Bluefield Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-2372291
Blue Island Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-4082512
Blue Island Illinois Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1667279
Bluffton Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1792272
Brownsville Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557534
Brownwood Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762521
Brownwood Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762523
Bullhead City Hospital Corporation	AZ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	86-0982071
Bullhead City Hospital Investment Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1577204
Carlsbad Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762526
Centre Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4370931
CHHS Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2189938
CHS Kentucky Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639057

Exact Name of Additional Registrants*†	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
CHS Pennsylvania Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639170
CHS Virginia Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639119
CHS Washington Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3272205
Clarksville Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3320418
Cleveland Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1587878
Cleveland Tennessee Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1281627
Clinton Hospital Corporation	PA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	90-0003715
Coatesville Hospital Corporation	PA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	23-3069798
College Station Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762360
College Station Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762359
College Station Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1771861
Community GP Corp.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1648466
Community Health Investment Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	76-0152801
Community LP Corp.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1648206
CP Hospital GP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3904557
CPLP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3904614
Crestwood Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769644
Crestwood Hospital, LP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762369
CSMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762362
CSRA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5111915
Deaconess Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	47-0890490
Deaconess Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2401268
Deming Hospital Corporation	NM	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	85-0438008
Desert Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8111921
Detar Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1754943

Exact Name of Additional Registrants*†	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
DHFW Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2817294
DHSC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2871473
Dukes Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2379885
Dyersburg Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557536
Emporia Hospital Corporation	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	54-1924866
Evanston Hospital Corporation	WY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	83-0327475
Fallbrook Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	91-1918215
Foley Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1811413
Forrest City Arkansas Hospital Company, LLC	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4217095
Forrest City Hospital Corporation	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4216978
Fort Payne Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4370870
Frankfort Health Partner, Inc.	IN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-2009540
Franklin Hospital Corporation	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2200240
Gadsden Regional Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1102774
Galesburg Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	37-1485782
Granbury Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2682017
Granite City Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4460625
Granite City Illinois Hospital Company, LLC	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4460628
Greenville Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1134649
GRMC Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8112090
Hallmark Healthcare Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-0817574
Hobbs Medco, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769641
Hospital of Barstow, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	76-0385534
Hospital of Fulton, Inc.	KY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1218106

Exact Name of Additional Registrants*†	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Hospital of Louisa, Inc.	KY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1238190
Hospital of Morristown, Inc.	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1528689
Jackson Hospital Corporation (KY)	KY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1285331
Jackson Hospital Corporation (TN)	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557525
Jourdanton Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-3011840
Kay County Hospital Corporation	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4052833
Kay County Oklahoma Hospital Company, LLC	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4052936
Kirksville Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4373298
Lakeway Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1564360
Lancaster Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	57-1010381
Las Cruces Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2905434
Lea Regional Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1760149
Lexington Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557533
Longview Clinic Operations Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-1470252
Longview Medical Center, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762420
Longview Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769639
LRH, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762421
Lutheran Health Network of Indiana, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762363
Marion Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	37-1359605
Martin Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557527
Massillon Community Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	55-0799029
Massillon Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	34-1840860
Massillon Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-0201156
McKenzie Tennessee Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557531
McNairy Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557530

Exact Name of Additional Registrants*†	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
MCSA, L.L.C.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	71-0785071
Medical Center of Brownwood, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762425
Merger Legacy Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1344746
MMC of Nevada, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1543617
Moberly Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	43-1651906
MWMC Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8007512
Nanticoke Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4577346
National Healthcare of Leesville, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	95-4066162
National Healthcare of Mt. Vernon, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-1622971
National Healthcare of Newport, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	71-0616802
Navarro Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762428
Navarro Regional, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762429
NC-DSH, LLC	NV	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	88-0305790
Northampton Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2325498
Northwest Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762430
NOV Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8112009
NRH, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762431
Oak Hill Hospital Corporation	WV	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-0003893
Oro Valley Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2379881
Palmer-Wasilla Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762371
Payson Hospital Corporation	AZ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	86-0874009
Peckville Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2672049
Pennsylvania Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	06-1694707
Phillips Hospital Corporation	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2976342
Phoenixville Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1055060

Exact Name of Additional Registrants*†	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Pottstown Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	06-1694708
QHG Georgia Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1344786
QHG Georgia Holdings, Inc.	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-2386459
QHG Georgia, LP	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-2387537
QHG of Bluffton Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1792274
QHG of Clinton County, Inc.	IN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-2006952
QHG of Enterprise, Inc.	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1159023
QHG of Forrest County, Inc.	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1704095
QHG of Fort Wayne Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-1946949
QHG of Hattiesburg, Inc.	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1704097
QHG of Massillon, Inc.	OH	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	31-1472380
QHG of South Carolina, Inc.	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1587267
QHG of Spartanburg, Inc.	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	57-1040117
QHG of Springdale, Inc.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1755664
QHG of Warsaw Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1764509
Quorum Health Resources, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1742954
Red Bud Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4444121
Red Bud Illinois Hospital Company, LLC	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4443919
Regional Hospital of Longview, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762464
River Region Medical Corporation	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1576702
Roswell Hospital Corporation	NM	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-2870118
Ruston Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8066937
Ruston Louisiana Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8066999
SACMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762472
Salem Hospital Corporation	NJ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	22-3838322

Exact Name of Additional Registrants*†	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
San Angelo Community Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762473
San Angelo Medical, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769697
San Miguel Hospital Corporation	NM	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-2930034
Scranton Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4577223
Scranton Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4564798
Scranton Quincy Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2671991
Scranton Quincy Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2672023
Shelbyville Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2909388
Siloam Springs Arkansas Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3635210
Siloam Springs Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3635188
Southern Texas Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769737
Spokane Valley Washington Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1315140
Spokane Washington Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1315081
Tennyson Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3943816
Tomball Texas Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2784214
Tomball Texas Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2856063
Tooele Hospital Corporation	UT	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	87-0619248
Triad Healthcare Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2816101
Triad Holdings III, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2821745
Triad Holdings IV, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1766957
Triad Holdings V, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	51-0327978
Triad Nevada Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639289
Triad of Alabama, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762412
Triad of Oregon, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1761990
Triad-ARMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496926

Exact Name of Additional Registrants*†	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Triad-El Dorado, Inc.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1628508
Triad-Navarro Regional Hospital Subsidiary, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1681610
Tunkhannock Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4566015
VHC Medical, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769671
Vicksburg Healthcare, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1752111
Victoria Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1760818
Victoria of Texas, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1754940
Virginia Hospital Company, LLC	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	02-0691406
Warren Ohio Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3190619
Warren Ohio Rehab Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3190578
Watsonville Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	91-1894113
Waukegan Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3978400
Waukegan Illinois Hospital Company, LLC	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3978521
Weatherford Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5694260
Weatherford Texas Hospital Company, LLC	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5694301
Webb Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0167530
Webb Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0167590
Wesley Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2050792
West Grove Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	25-1892279
WHMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762551
Wilkes-Barre Behavioral Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632720
Wilkes-Barre Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632542
Wilkes-Barre Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632648
Williamston Hospital Corporation	NC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1749107
Women & Children’s Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762556

Exact Name of Additional Registrants*†	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Woodland Heights Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762558
Woodward Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762418
Youngstown Ohio Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3074094

*	The address, including zip code, and telephone number, including area code, of each of the additional Registrants’ principal executive offices is c/o Community Health Systems, Inc., 4000 Meridian Boulevard Franklin, Tennessee 37067, (615) 465-7000.
†	The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional Registrants is Rachel A. Seifert, Community Health Systems, Inc., Executive Vice President, Secretary and General Counsel, 4000 Meridian Boulevard, Franklin, Tennessee 37067, (615) 465-7000.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-181630) is being filed solely for the purpose of filing an exhibit that was unintentionally omitted. No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 14, 15 or 17 of Part II of the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$(1)
Printing and engraving expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Rating agency fees and expenses	(2)
Trustee’s fees and expenses (including counsel’s fees)	(2)
Miscellaneous expenses	(2)
Total	$(2)

(1)	In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee.
(2)	As the amount of securities to be issued, offered and sold pursuant to this registration statement is indeterminate, the actual amount of such fees and expenses cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Alabama

Centre Hospital Corporation, Foley Hospital Corporation, Fort Payne Hospital Corporation, Greenville Hospital Corporation and QHG of Enterprise, Inc. are all incorporated under the laws of the State of Alabama.

Section 10-2B-8.50 of the Alabama Business Corporation Act allows corporations to indemnify a director, officer, or employee, or former director, officer, or employee against liability incurred in connection with a proceeding, in which the director, officer or employee is made a party by reason of being or having been a director, officer, or employee if the individual conducted himself or herself in good faith and reasonably believed that the conduct was in the best interests of the corporation or at least not opposed to its best interests; and in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

The bylaws of each of Centre Hospital Corporation, Foley Hospital Corporation, Fort Payne Hospital Corporation, Greenville Hospital Corporation and QHG of Enterprise, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Alabama Business Corporation Act.

Arizona

Bullhead City Hospital Corporation and Payson Hospital Corporation are incorporated under the laws of the State of Arizona.

Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist: (a) the individual’s conduct was in good faith; (b) the individual reasonably believed in the case of conduct in an official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2 of the Arizona Revised Statutes. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the standard of conduct described in this section. Under Arizona Revised Statutes, a corporation may not indemnify a director under this section either: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

The bylaws of each of Bullhead City Hospital Corporation and Payson Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Arizona Revised Statutes.

Arkansas

Forrest City Arkansas Hospital Company, LLC, Forrest City Hospital Corporation, MCSA, L.L.C., Phillips Hospital Corporation, QHG of Springdale, Inc. and Triad-El Dorado, Inc. are all incorporated or organized under the laws of the State of Arkansas.

Section 4-32-404 of Arkansas’ Small Business Entity Tax Pass Through Act provides that a limited liability company’s operating agreement may: (a) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 4-32-402 and (b) provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

Section 4-27-850 of the Arkansas 1987 Business Corporation Act allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Limited Liability Company Agreements of each of Forrest City Arkansas Hospital Company, LLC and MCSA, L.L.C. provide, to the fullest extent authorized by Arkansas’ Small Business Entity Tax Pass Through Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The bylaws of each of Forrest City Hospital Corporation, Phillips Hospital Corporation, QHG of Springdale, Inc. and Triad-El Dorado, Inc. provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the Arkansas 1987 Business Corporation Act.

Delaware

CHS/Community Health Systems, Inc., Community Health Systems, Inc., Abilene Hospital, LLC, Abilene Merger, LLC, Affinity Health Systems, LLC, Affinity Hospital, LLC, Berwick Hospital Company, LLC, Birmingham Holdings, LLC, Birmingham Holdings II, LLC, Bluefield Holdings, LLC, Bluefield Hospital Company, LLC, Blue Island Hospital Company, LLC, Blue Island Illinois Holdings, LLC, Bluffton Health System, LLC, Brownwood Hospital, L.P., Brownwood Medical Center, LLC, Bullhead City Hospital Investment Corporation, Carlsbad Medical Center, LLC, CHHS Holdings, LLC, CHS Kentucky Holdings, LLC, CHS Pennsylvania Holdings, LLC, CHS Virginia Holdings, LLC, CHS Washington Holdings, LLC, Clarksville Holdings, LLC, Cleveland Tennessee Hospital Company, LLC, College Station Hospital, L.P., College Station Medical Center, LLC, College Station Merger, LLC, Community GP Corp., Community Health Investment Company, LLC, Community LP Corp., CP Hospital GP, LLC, CPLP, LLC, Crestwood Hospital, LLC, Crestwood Hospital, LP, LLC, CSMC, LLC, CSRA Holdings, LLC, Deaconess Holdings, LLC, Deaconess Hospital Holdings, LLC, Desert Hospital Holdings, LLC, Detar Hospital, LLC, DHFW Holdings, LLC, DHSC, LLC, Dukes Health System, LLC, Fallbrook Hospital Corporation, Gadsden Regional Medical Center, LLC, GRMC Holdings, LLC, Hallmark Healthcare Company, LLC, Hobbs Medco, LLC, Hospital of Barstow, Inc., Kirksville Hospital Company, LLC, Lancaster Hospital Corporation, Las Cruces Medical Center, LLC, Lea Regional Hospital, LLC, Longview Clinic Operations Company, LLC, Longview Medical Center, L.P., Longview Merger, LLC, LRH, LLC, Lutheran Health Network of Indiana, LLC, Massillon Community Health System LLC, Massillon Health System LLC, Massillon Holdings, LLC, McKenzie Tennessee Hospital Company, LLC, Medical Center of Brownwood, LLC, Merger Legacy Holdings, LLC, MMC of Nevada, LLC, Moberly Hospital Company, LLC, MWMC Holdings, LLC, Nanticoke Hospital Company, LLC, National Healthcare of Leesville, Inc., National Healthcare of Mt. Vernon, Inc., National Healthcare of Newport, Inc.,

Navarro Hospital, L.P., Navarro Regional, LLC, Northampton Hospital Company, LLC, Northwest Hospital, LLC, NOV Holdings, LLC, NRH, LLC, Oro Valley Hospital, LLC, Palmer-Wasilla Health System, LLC, Peckville Hospital Company, LLC, Pennsylvania Hospital Company, LLC, Phoenixville Hospital Company, LLC, Pottstown Hospital Company, LLC, QHG Georgia Holdings II, LLC, QHG of Bluffton Company, LLC, QHG of Fort Wayne Company, LLC, QHG of Warsaw Company, LLC, Quorum Health Resources, LLC, Regional Hospital of Longview, LLC, Ruston Hospital Corporation, Ruston Louisiana Hospital Company, LLC, SACMC, LLC, San Angelo Community Medical Center, LLC, San Angelo Medical, LLC, Scranton Holdings, LLC, Scranton Hospital Company, LLC, Scranton Quincy Holdings, LLC, Scranton Quincy Hospital Company, LLC, Siloam Springs Arkansas Hospital Company, LLC, Siloam Springs Holdings, LLC, Southern Texas Medical Center, LLC, Spokane Valley Washington Hospital Company, LLC, Spokane Washington Hospital Company, LLC, Tennyson Holdings, LLC, Tomball Texas Holdings, LLC, Tomball Texas Hospital Company, LLC, Triad Healthcare Corporation, Triad Holdings III, LLC, Triad Holdings IV, LLC, Triad Holdings V, LLC, Triad Nevada Holdings, LLC, Triad of Alabama, LLC, Triad of Oregon, LLC, Triad-ARMC, LLC, Triad-Navarro Regional Hospital Subsidiary, LLC, Tunkhannock Hospital Company, LLC, VHC Medical, LLC, Vicksburg Healthcare, LLC, Victoria Hospital, LLC, Victoria of Texas, L.P., Warren Ohio Hospital Company, LLC, Warren Ohio Rehab Hospital Company, LLC, Watsonville Hospital Corporation, Webb Hospital Corporation, Webb Hospital Holdings, LLC, Wesley Health System, LLC, West Grove Hospital Company, LLC, WHMC, LLC, Wilkes-Barre Behavioral Hospital Company, LLC, Wilkes-Barre Holdings, LLC, Wilkes-Barre Hospital Company, LLC, Women & Children’s Hospital, LLC, Woodland Heights Medical Center, LLC, Woodward Health System, LLC and Youngstown Ohio Hospital Company, LLC are all incorporated or organized under the laws of the State of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Liability Company Agreements of each of Abilene Hospital, LLC, Abilene Merger, LLC, Affinity Health Systems, LLC, Affinity Hospital, LLC, Berwick Hospital Company, LLC, Birmingham Holdings, LLC, Birmingham Holdings II, LLC, Bluefield Holdings, LLC, Bluefield Hospital Company, LLC,

Blue Island Hospital Company, LLC, Blue Island Illinois Holdings, LLC, Bluffton Health System, LLC, Brownwood Medical Center, LLC, Carlsbad Medical Center, LLC, CHHS Holdings, LLC, CHS Kentucky Holdings, LLC, CHS Pennsylvania Holdings, LLC, CHS Virginia Holdings, LLC, CHS Washington Holdings, LLC, Clarksville Holdings, LLC, Cleveland Tennessee Hospital Company, LLC, College Station Medical Center, LLC, College Station Merger, LLC, Community Health Investment Company, LLC, CP Hospital GP, LLC, CPLP, LLC, Crestwood Hospital, LLC, Crestwood Hospital, LP, LLC, CSMC, LLC, CSRA Holdings, LLC, Deaconess Holdings, LLC, Deaconess Hospital Holdings, LLC, Desert Hospital Holdings, LLC, Detar Hospital, LLC, DHFW Holdings, LLC, DHSC, LLC, Dukes Health System, LLC, Gadsden Regional Medical Center, LLC, GRMC Holdings, LLC, Hallmark Healthcare Company, LLC, Hobbs Medco, LLC, Kirksville Hospital Company, LLC, Las Cruces Medical Center, LLC, Lea Regional Hospital, LLC, Longview Clinic Operations Company, LLC, Longview Merger, LLC, LRH, LLC, Lutheran Health Network of Indiana, LLC, Massillon Community Health System LLC, Massillon Health System LLC, Massillon Holdings, LLC, McKenzie Tennessee Hospital Company, LLC, Medical Center of Brownwood, LLC, Merger Legacy Holdings, LLC, MMC of Nevada, LLC, Moberly Hospital Company, LLC, MWMC Holdings, LLC, Nanticoke Hospital Company, LLC, Navarro Regional, LLC, Northampton Hospital Company, LLC, Northwest Hospital LLC, NOV Holdings, LLC, NRH, LLC, Oro Valley Hospital, LLC, Palmer-Wasilla Health System, LLC, Peckville Hospital Company, LLC, Pennsylvania Hospital Company, LLC, Phoenixville Hospital Company, LLC, Pottstown Hospital Company, LLC, QHG Georgia Holdings II, LLC, QHG of Bluffton Company, LLC, QHG of Fort Wayne Company, LLC, QHG of Warsaw Company, LLC, Quorum Health Resources, LLC, Regional Hospital of Longview, LLC, Ruston Louisiana Hospital Company, LLC, SACMC, LLC, San Angelo Community Medical Center, LLC, San Angelo Medical, LLC, Scranton Holdings, LLC, Scranton Hospital Company, LLC, Scranton Quincy Holdings, LLC, Scranton Quincy Hospital Company, LLC, Siloam Springs Arkansas Hospital Company, LLC, Siloam Springs Holdings, LLC, Southern Texas Medical Center, LLC, Spokane Valley Washington Hospital Company, LLC, Spokane Washington Hospital Company, LLC, Tennyson Holdings, LLC, Tomball Texas Holdings, LLC, Tomball Texas Hospital Company, LLC, Triad Holdings III, LLC, Triad Holdings IV, LLC, Triad Holdings V, LLC, Triad Nevada Holdings, LLC, Triad of Alabama, LLC, Triad of Oregon, LLC, Triad-ARMC, LLC, Triad-Navarro Regional Hospital Subsidiary, LLC, Tunkhannock Hospital Company, LLC, VHC Medical, LLC, Vicksburg Healthcare, LLC, Victoria Hospital, LLC, Warren Ohio Hospital Company, LLC, Warren Ohio Rehab Hospital Company, LLC, Webb Hospital Holdings, LLC, Wesley Health System, LLC, West Grove Hospital Company, LLC, WHMC, LLC, Wilkes-Barre Behavioral Hospital Company, LLC, Wilkes-Barre Holdings, LLC, Wilkes-Barre Hospital Company, LLC, Women & Children’s Hospital, LLC, Woodland Heights Medical Center, LLC, Woodward Healthy System, LLC and Youngstown Ohio Hospital Company, LLC provide, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The Bylaws of CHS/Community Health Systems, Inc., Community Health Systems, Inc., Bullhead City Hospital Investment Corporation, Community GP Corp., Community LP Corp., Fallbrook Hospital Corporation, Hospital of Barstow, Inc., Lancaster Hospital Corporation, National Healthcare of Leesville, Inc., National Healthcare of Mt. Vernon, Inc., National Healthcare of Newport, Inc., Ruston Hospital Corporation, Triad Healthcare Corporation, Watsonville Hospital Corporation, and Webb Hospital Corporation provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the DGCL.

The Certificate of Incorporation of each of CHS/Community Health Systems, Inc., Community Health Systems, Inc., Bullhead City Hospital Investment Corporation, Community GP Corp., Community LP Corp., Fallbrook Hospital Corporation, Hospital of Barstow, Inc., Lancaster Hospital Corporation, National Healthcare of Leesville, Inc., Ruston Hospital Corporation, Triad Healthcare Corporation, Watsonville Hospital Corporation, and Webb Hospital Corporation provides for the indemnification of all directors and officers to the fullest extent permitted by the DGCL.

The Limited Partnership Agreements of each of Brownwood Hospital, L.P., College Station Hospital, L.P., Longview Medical Center, L.P., Navarro Hospital, L.P., and Victoria of Texas, L.P. provide, to the fullest extent authorized by the Delaware Revised Uniform Limited Partnership Act, for the indemnification of any partner, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a partner, manager, officer or employee of the companies.

Georgia

QHG Georgia Holdings, Inc. and QHG Georgia, L.P. are incorporated or organized under the laws of the State of Georgia.

Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code provides for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the Georgia Business Corporation Code, a corporation may purchase insurance on behalf of an officer or director of the corporation incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the Georgia Business Corporation Code.

Section 14-9-108 of the Georgia Revised Uniform Limited Partnership Act provides for the indemnification of partners by the partnership from and against any and all claims and demands whatsoever, except for (1) intentional misconduct or a knowing violation of law; or (2) any transaction for which the Indemnitee received a personal benefit in violation or breach of any provision of the partnership agreement.

The bylaws of QHG Georgia Holdings, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Georgia Business Corporation Code.

The Agreement of Limited Partnership of QHG Georgia, L.P. provides for the indemnification of the general partner to the fullest extent permitted by the Georgia Revised Uniform Limited Partnership Act.

Illinois

Anna Hospital Corporation, Galesburg Hospital Corporation, Granite City Hospital Corporation, Granite City Illinois Hospital Company, LLC, Marion Hospital Corporation, Red Bud Hospital Corporation, Red Bud Illinois Hospital Company, LLC, Waukegan Hospital Corporation and Waukegan Illinois Hospital Company, LLC are incorporated or organized under the laws of the State of Illinois.

Section 15-7 of the Illinois Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Section 8.75 of the Illinois Business Corporation Act of 1983 provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. An Illinois corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Liability Company Agreement of each of Granite City Illinois Hospital Company, LLC, Red Bud Illinois Hospital Company, LLC and Waukegan Illinois Hospital Company, LLC, provide, to the fullest extent authorized by the Illinois Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The bylaws of each of Anna Hospital Corporation, Galesburg Hospital Corporation, Granite City Hospital Corporation, Marion Hospital Corporation, Red Bud Hospital Corporation and Waukegan Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Illinois Business Corporation Act of 1983.

Indiana

Frankfort Health Partner, Inc. and QHG of Clinton County, Inc. are incorporated under the laws of the State of Indiana.

Under Section 23-1-37-8 of the Indiana Business Corporation Law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed: (A) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and (B) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either: (A) had reasonable cause to believe the individual’s conduct was lawful; or (B) had no reasonable cause to believe the individual’s conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

The bylaws of Frankfort Health Partner, Inc. and QHG of Clinton County, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Indiana Business Corporation Law.

Kentucky

Hospital of Fulton, Inc., Hospital of Louisa, Inc. and Jackson Hospital Corporation (KY) are incorporated under the laws of the State of Kentucky.

Section 271B.8-510 of the Kentucky Business Corporation Act permits a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(a) he conducted himself in good faith; (b) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (1)(b)2 of this section.

The bylaws of each of Hospital of Fulton, Inc., Hospital of Louisa, Inc. and Jackson Hospital Corporation (KY) provide for the indemnification of directors and officers to the fullest extent permitted by the Kentucky Business Corporation Act.

Mississippi

QHG of Forrest County, Inc., QHG of Hattiesburg, Inc. and River Region Medical Corporation are incorporated under the laws of the State of Mississippi.

Sections 79-4-8.50 through 79-4-8.59 of the Mississippi Business Corporation Act provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, if the person’s conduct was in good faith and reasonably believed: (1) in the case of conduct in the person’s official capacity, that (A) the conduct was in the best interests of the corporation; and (B) in all other cases that the person’s conduct was at least not opposed to the best interests of the corporation; and (2) in the case of any criminal action, the person either (A) had reasonable cause to believe the person’s conduct was lawful; or (B) had no reasonable cause to believe the person’s conduct was unlawful.

The bylaws of each of QHG of Forrest County, Inc., QHG of Hattiesburg, Inc. and River Region Medical Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Mississippi Business Corporation Act.

Nevada

NC-DSH, LLC is organized under the laws of the State of Nevada.

Under Sections 86.411 and 86.412 of Nevada’s Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the limited liability company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. To the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Nevada law against both (i) expenses, including attorneys’ fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the registrant, where the suit is settled, an Indemnitee may be indemnified under Nevada law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant except that if the

Indemnitee is adjudged to be liable for a breach of fiduciary duty or misconduct, fraud, or a knowing violation of law in the performance of his or her duty to the registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Nevada law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the registrant. The registrant may also advance expenses incurred by other employees and agents of the registrant upon such terms and conditions, if any, that the board of directors of the registrant deems appropriate.

The Operating Agreement of NC-DSH, LLC provides for the indemnification of directors and officers to the fullest extent permitted by the Nevada Limited Liability Company Act.

New Jersey

Salem Hospital Corporation is incorporated under the laws of the State of New Jersey.

Section 14A: 3-5 of the New Jersey Business Corporation Act provides that any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Any corporation organized for any purpose under any general or special law of this New Jersey shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

The bylaws of Salem Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the New Jersey Business Corporation Act.

New Mexico

Deming Hospital Corporation, Roswell Hospital Corporation and San Miguel Hospital Corporation are incorporated under the laws of the State of New Mexico.

Section 53-11-4.1 of the New Mexico Business Corporation Act permits a corporation to indemnify any person made a part to any proceeding by reason of the fact that the person is or was a director, officer, or employer if the person acted in good faith and reasonably believed the person’s conduct was in the best interests of the corporation or at least not opposed to its best interests; and in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses, actually incurred by the person in connection with the proceeding; except that if the proceeding was by or in the right of the corporation, indemnification may be made only against such reasonable expenses and shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the corporation. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in this subsection.

The bylaws of each of Deming Hospital Corporation, Roswell Hospital Corporation and San Miguel Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the New Mexico Business Corporation Act.

North Carolina

Williamston Hospital Corporation is incorporated under the laws of the State of North Carolina.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit indemnification of directors and officers in a variety of circumstances which may include liabilities under the Securities Act. In addition, a corporation may purchase insurance under the law of North Carolina on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act.

The bylaws of Williamston Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the North Carolina Business Corporation Act.

Ohio

QHG of Massillon, Inc. is incorporated under the laws of the State of Ohio.

Under Section 1701.13(E) of the Ohio General Corporation Law, generally, a corporation may indemnify any current or former director, officer, employee or agent for reasonable expenses incurred in connection with the defense or settlement of any threatened, pending or completed litigation related to the person’s position with the corporation or related to the person’s service (as a director, trustee, officer, employee, member, manager, or agent) to another corporation at the request of the indemnifying corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. If the litigation involved a criminal action or proceeding, the person must also have had no reasonable cause to believe his or her conduct was unlawful. Ohio law requires indemnification for reasonable expenses incurred if the person was successful in the defense of the litigation.

The bylaws of QHG of Massillon, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Ohio General Corporation Law.

Oklahoma

Kay County Hospital Corporation and Kay County Oklahoma Hospital Company, LLC are incorporated or organized under the laws of the State of Oklahoma.

Section 1031 of the Oklahoma General Corporation Act authorizes the indemnification of directors and officers under certain circumstances. The Oklahoma General Corporation Act provides for indemnification of each of the company’s officers and directors against (a) expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of the company, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of the company, other than an action by or in the right of company. To be entitled to indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful and (b) expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the company brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of the company, or any other corporation, partnership, joint venture, trust or other enterprise at the request of the company, provided the actions were in good faith and were reasonably believed to be in or not opposed to the best interest of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to the company, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Section 2003 of the Oklahoma Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

The bylaws of Kay County Hospital Corporation provides for the indemnification of directors and officers and to the fullest extent permitted by the Oklahoma General Corporation Law.

The Operating Agreement of Kay County Oklahoma Hospital Company, LLC provides for the indemnification of the member relating to any liability incurred by reason of interest ownership and any act performed or omitted to be performed by members in connection with the business of Kay County Oklahoma Hospital Company, LLC.

Pennsylvania

Clinton Hospital Corporation and Coatesville Hospital Corporation are incorporated under the laws of the State of Pennsylvania.

Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, permits, and in some cases requires, the indemnification of officers, directors and employees of the Company. Section 3.1 of our bylaws provides that we shall indemnify any director or officer of the Company who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including actions or suits by or in the right of the Company, its shareholders or otherwise, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by law, including, without limitation, against expenses (including legal fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such proceedings unless the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. Section 3.1 also provides that, if an authorized representative is not entitled to indemnification for a portion of liabilities to which he or she may be subject, the Company will indemnify the person to the maximum extent permitted for the remaining portion of the liabilities.

The bylaws of each of Clinton Hospital Corporation and Coatesville Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Pennsylvania Business Corporation Law of 1988.

South Carolina

QHG of South Carolina, Inc. and QHG of Spartanburg, Inc. are incorporated under the laws of the State of South Carolina.

Reference is made to Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina as amended, which provides for indemnification of officers and directors of South Carolina corporations in certain instances in connection with legal proceedings involving any such persons because of being or having been an officer or director.

The bylaws of QHG of South Carolina, Inc. and QHG of Spartanburg, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the 1976 Code of Laws of South Carolina as amended.

Tennessee

Brownsville Hospital Corporation, Cleveland Hospital Corporation, Dyersburg Hospital Corporation, Hospital of Morristown, Inc., Jackson Hospital Corporation (TN), Lakeway Hospital Corporation, Lexington Hospital Corporation, Martin Hospital Corporation, McNairy Hospital Corporation and Shelbyville Hospital Corporation are incorporated under the laws of the State of Tennessee.

Section 48-18-507 of the Tennessee Business Corporation Act permits a corporation to indemnify: (1) an officer of the corporation who is not a director is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses under this part to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

The bylaws of each of each of Brownsville Hospital Corporation, Cleveland Hospital Corporation, Dyersburg Hospital Corporation, Hospital of Morristown, Inc., Jackson Hospital Corporation (TN), Lakeway Hospital Corporation, Lexington Hospital Corporation, Martin Hospital Corporation, McNairy Hospital Corporation and Shelbyville Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Tennessee Business Corporation Act.

Texas

Big Bend Hospital Corporation, Big Spring Hospital Corporation, Granbury Hospital Corporation, Jourdanton Hospital Corporation, Weatherford Hospital Corporation and Weatherford Texas Hospital Company, LLC are incorporated or organized under the laws of the State of Texas.

Section 2.20 of the Texas Limited Liability Company Act permits a limited liability company to indemnify members, managers, officers and other persons and purchase and maintain liability insurance for such persons, subject to such standards, and restrictions, if any, as are set forth in its articles of organization or in its regulation.

Under Article 2.02-1 of the Texas Business Corporation Act, a corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person: (1) conducted himself in good faith; (2) reasonably believed: (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

The Limited Liability Company Agreement of Weatherford Texas Hospital Company, LLC provides for the indemnification of any member, manager, officer or employee to the fullest extent permitted by the Texas Limited Liability Company Act.

The bylaws of Big Bend Hospital Corporation, Big Spring Hospital Corporation, Granbury Hospital Corporation, Jourdanton Hospital Corporation and Weatherford Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Texas Business Corporation Act.

Utah

Tooele Hospital Corporation is incorporated under the laws of the State of Utah.

Section 16-10a-902 of the Utah Revised Business Corporation Act (the “Revised Act”) provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a “Party”) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), because he or she is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an “Indemnifiable Director”), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys’ fees), incurred in the Proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that pursuant to Subsection 902(4): (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he or she was a Party because he or she is or was an Indemnifiable Director of the corporation, against reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding or claim with respect to which he or she has been successful.

The Certificate of Incorporation of Tooele Hospital Corporation, provides, to the fullest extent authorized by the Utah Revised Business Corporation Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Virginia

Emporia Hospital Corporation, Franklin Hospital Corporation, and Virginia Hospital Company, LLC are incorporated or organized under the laws of State of Virginia.

Section 13.1-1009 of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended, permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation with a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code of Virginia and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that he or she did not meet the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Limited Liability Company Agreement of Virginia Hospital Company, LLC provide, to the fullest extent authorized by the Virginia Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of each of Emporia Hospital Corporation and Franklin Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Code of Virginia.

West Virginia

Oak Hill Hospital Corporation is incorporated under the laws of the State of West Virginia.

Section 31D-8-851 permits a corporation to indemnify an individual who is a party to a proceeding because he or she is a director or officer against liability incurred in the proceeding if He or she conducted himself or herself in good faith and reasonably believed that his or her conduct was in the best interests of the corporation or at least not opposed to the best interests of the corporation; and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

The bylaws of Oak Hill Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the West Virginia Business Corporation Act.

Wyoming

Evanston Hospital Corporation is incorporated under the laws of the State of Wyoming.

Section 17-16-851 of the Wyoming Business Corporation Act permits a corporation to indemnify an individual who is a party to a proceeding because he is a director or officer against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed that his conduct was in or at least not opposed to the corporation’s best interests; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

The bylaws of Evanston Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Wyoming Business Corporation Act.

Item 16. Exhibits.

See Exhibit Index immediately following the signature pages hereof, which is incorporated herein by reference.

Item 17. Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on June 7, 2012.

CHS/COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 7, 2012
Wayne T. Smith

/s/ W. Larry Cash	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	June 7, 2012
W. Larry Cash

*	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 7, 2012
Kevin J. Hammons

/s/ Rachel A. Seifert	Executive Vice President, Secretary, General Counsel and Director	June 7, 2012
Rachel A. Seifert

* By:	/s/ Rachel A. Seifert
Rachel A. Seifert
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on June 7, 2012.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 7, 2012
Wayne T. Smith

/s/ W. Larry Cash	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	June 7, 2012
W. Larry Cash

*	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 7, 2012
Kevin J. Hammons

*	Director	June 7, 2012
John A. Clerico

Name	Title	Date

*	Director	June 7, 2012
James S. Ely III

*	Director	June 7, 2012
William Norris Jennings, M.D.

*	Director	June 7, 2012
John A. Fry

*	Director	June 7, 2012
H. Mitchell Watson

*	Director	June 7, 2012
Julia B. North

* By:	/s/ Rachel A. Seifert
Rachel A. Seifert
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on June 7, 2012.

Each of the Registrants Named on Schedule A-1 Hereto

By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President and Director (Principal Executive Officer)	June 7, 2012
Martin G. Schweinhart

/s/ W. Larry Cash	Executive Vice President and Director (Principal Financial Officer)	June 7, 2012
W. Larry Cash

*	Vice President (Principal Accounting Officer)	June 7, 2012
Kevin J. Hammons

/s/ Rachel A. Seifert	Executive Vice President, Secretary and Director	June 7, 2012
Rachel A. Seifert

* By:	/s/ Rachel A. Seifert
Rachel A. Seifert
as attorney-in-fact

Schedule A-1

Registrants

Exact Name of Additional Registrants
Affinity Health Systems, LLC
Anna Hospital Corporation
Berwick Hospital Company, LLC
Big Bend Hospital Corporation
Big Spring Hospital Corporation
Birmingham Holdings II, LLC
Blue Island Hospital Company, LLC
Blue Island Illinois Holdings, LLC
Bluefield Holdings, LLC
Bluefield Hospital Company, LLC
Bluffton Health System, LLC
Brownsville Hospital Corporation
Bullhead City Hospital Corporation
Bullhead City Hospital Investment Corporation
Centre Hospital Corporation
CHHS Holdings, LLC
CHS Kentucky Holdings, LLC
CHS Pennsylvania Holdings, LLC
CHS Virginia Holdings, LLC
CHS Washington Holdings, LLC
Cleveland Hospital Corporation
Cleveland Tennessee Hospital Company, LLC
Clinton Hospital Corporation
Coatesville Hospital Corporation
Community GP Corp.
Community Health Investment Company, LLC
Community LP Corp.
CP Hospital GP, LLC
Deming Hospital Corporation
DHFW Holdings, LLC
Dyersburg Hospital Corporation
Emporia Hospital Corporation
Evanston Hospital Corporation
Fallbrook Hospital Corporation
Foley Hospital Corporation
Forrest City Arkansas Hospital Company, LLC
Forrest City Hospital Corporation
Fort Payne Hospital Corporation
Frankfort Health Partner, Inc.
Franklin Hospital Corporation
Galesburg Hospital Corporation
Granbury Hospital Corporation

Exact Name of Additional Registrants
Granite City Hospital Corporation
Greenville Hospital Corporation
Hallmark Healthcare Company, LLC
Hospital of Barstow, Inc.
Hospital of Fulton, Inc.
Hospital of Louisa, Inc.
Hospital of Morristown, Inc.
Jackson Hospital Corporation (KY)
Jackson Hospital Corporation (TN)
Jourdanton Hospital Corporation
Kay County Hospital Corporation
Kirksville Hospital Company, LLC
Lakeway Hospital Corporation
Lancaster Hospital Corporation
Lexington Hospital Corporation
Longview Clinic Operations Company, LLC
Marion Hospital Corporation
Martin Hospital Corporation
Massillon Community Health System LLC
Massillon Holdings, LLC
McKenzie Tennessee Hospital Company, LLC
McNairy Hospital Corporation
MCSA, L.L.C.
Merger Legacy Holdings, LLC
Moberly Hospital Company, LLC
MWMC Holdings, LLC
Nanticoke Hospital Company, LLC
National Healthcare of Leesville, Inc.
National Healthcare of Mt. Vernon, Inc.
National Healthcare of Newport, Inc.
NC-DSH, LLC
Northampton Hospital Company, LLC
Oak Hill Hospital Corporation
Payson Hospital Corporation
Peckville Hospital Company, LLC
Pennsylvania Hospital Company, LLC
Phillips Hospital Corporation
Phoenixville Hospital Company, LLC
Pottstown Hospital Company, LLC
QHG Georgia Holdings II, LLC
QHG Georgia Holdings, Inc.
QHG of Bluffton Company, LLC
QHG of Clinton County, Inc.
QHG of Enterprise, Inc.
QHG of Forrest County, Inc.
QHG of Fort Wayne Company, LLC
QHG of Hattiesburg, Inc.

Exact Name of Additional Registrants
QHG of Massillon, Inc.
QHG of South Carolina, Inc.
QHG of Spartanburg, Inc.
QHG of Springdale, Inc.
QHG of Warsaw Company, LLC
Quorum Health Resources, LLC
Red Bud Hospital Corporation
River Region Medical Corporation
Roswell Hospital Corporation
Ruston Hospital Corporation
Salem Hospital Corporation
San Miguel Hospital Corporation
Scranton Holdings, LLC
Scranton Hospital Company, LLC
Scranton Quincy Holdings, LLC
Scranton Quincy Hospital Company, LLC
Shelbyville Hospital Corporation
Siloam Springs Arkansas Hospital Company, LLC
Siloam Springs Holdings, LLC
Spokane Valley Washington Hospital Company, LLC
Spokane Washington Hospital Company, LLC
Tennyson Holdings, LLC
Tomball Texas Holdings, LLC
Tomball Texas Hospital Company, LLC
Tooele Hospital Corporation
Triad Healthcare Corporation
Triad Nevada Holdings, LLC
Triad-El Dorado, Inc.
Tunkhannock Hospital Company, LLC
Virginia Hospital Company, LLC
Warren Ohio Hospital Company, LLC
Warren Ohio Rehab Hospital Company, LLC
Watsonville Hospital Corporation
Waukegan Hospital Corporation
Weatherford Hospital Corporation
Webb Hospital Corporation
Webb Hospital Holdings, LLC
Wesley Health System, LLC
West Grove Hospital Company, LLC
Wilkes-Barre Behavioral Hospital Company, LLC
Wilkes-Barre Holdings, LLC
Wilkes-Barre Hospital Company, LLC
Williamston Hospital Corporation
Youngstown Ohio Hospital Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on June 7, 2012.

Abilene Hospital, LLC

Triad-ARMC, LLC

By: Abilene Merger, LLC

Its: Sole Member

    By: Triad Holdings V, LLC

    Its: Sole Member

        By: Tennyson Holdings, LLC

        Its: Sole Member

Abilene Merger, LLC

Carlsbad Medical Center, LLC

Desert Hospital Holdings, LLC

Hobbs Medco, LLC

Las Cruces Medical Center, LLC

Palmer-Wasilla Health System, LLC

San Angelo Medical, LLC

WHMC, LLC

Woodland Heights Medical Center, LLC

By: Triad Holdings V, LLC

Its: Sole Member

    By: Tennyson Holdings, LLC

    Its: Sole Member

Affinity Hospital, LLC

By: Affinity Health Systems, LLC

Its: Sole Member

Birmingham Holdings, LLC

College Station Merger, LLC

CPLP, LLC

GRMC Holdings, LLC

Longview Merger, LLC

Lutheran Health Network of Indiana, LLC

MMC of Nevada, LLC

Southern Texas Medical Center, LLC

Triad Holdings IV, LLC

Triad Holdings V, LLC

Triad of Alabama, LLC

Triad of Oregon, LLC

Triad-Navarro Regional Hospital Subsidiary, LLC

By: Tennyson Holdings, LLC

Its: Sole Member

Brownwood Medical Center, LLC

Medical Center of Brownwood, LLC

By: Southern Texas Medical Center, LLC

Its: Sole Member

    By: Tennyson Holdings, LLC

    Its: Sole Member

Brownwood Hospital, L.P.

By: Brownwood Medical Center, LLC

Its: General Partner

Clarksville Holdings, LLC

Vicksburg Healthcare, LLC

By: River Region Medical Corporation

Its: Sole Member

College Station Hospital, L.P.

By: College Station Medical Center, LLC

Its: General Partner

College Station Medical Center, LLC

CSMC, LLC

By: College Station Merger, LLC

Its: Sole Member

    By: Tennyson Holdings, LLC

    Its: Sole Member

Crestwood Hospital, LLC

VHC Medical, LLC

By: Triad Holdings III, LLC

Its: Sole Member

    By: Triad Holdings IV, LLC

    Its: Sole Member

        By: Tennyson Holdings, LLC

        Its: Sole Member

Crestwood Hospital, LP, LLC

By: Crestwood Hospital, LLC

Its: Sole Member

    By: Triad Holdings III, LLC

    Its: Sole Member

        By: Triad Holdings IV, LLC

        Its: Sole Member

            By: Tennyson Holdings, LLC

            Its: Sole Member

CSRA Holdings, LLC

By: QHG Georgia Holdings, Inc.

Its: Sole Member

Deaconess Holdings, LLC

Triad Holdings III, LLC

Women & Children’s Hospital, LLC

Woodward Health System, LLC

By: Triad Holdings IV, LLC

Its: Sole Member

    By: Tennyson Holdings, LLC

    Its: Sole Member

Deaconess Hospital Holdings, LLC

By: Deaconess Holdings, LLC

Its: Sole Member

    By: Triad Holdings IV, LLC

    Its: Sole Member

        By: Tennyson Holdings, LLC

        Its: Sole Member

Detar Hospital, LLC

Victoria Hospital, LLC

By: VHC Medical, LLC

Its: Sole Member

    By: Triad Holdings III, LLC

    Its: Sole Member

        By: Triad Holdings IV, LLC

        Its: Sole Member

            By: Tennyson Holdings, LLC

            Its: Sole Member

DHSC, LLC

By: Massillon Community Health System, LLC

Its: Sole Member

Dukes Health System, LLC

By: QHG of Clinton County, Inc.

Its: Sole Member

Gadsen Regional Medical Center, LLC

By: GRMC Holdings, LLC

Its: Sole Member

    By: Tennyson Holdings, LLC

    Its: Sole Member

Granite City Illinois Hospital Company, LLC

By: Granite City Hospital Corporation

Its: Sole Member

Kay County Oklahoma Hospital Company, LLC

By: Kay County Hospital Corporation

Its: Sole Member

Lea Regional Hospital, LLC

By: Hobbs Medco, LLC

Its: Sole Member

    By: Triad Holdings V, LLC

    Its: Sole Member

        By: Tennyson Holdings, LLC

        Its: Sole Member

Longview Medical Center, L.P.

By: Regional Hospital of Longview, LLC

Its: General Partner

LRH, LLC

Regional Hospital of Longview, LLC

By: Longview Merger, LLC

Its: Sole Member

    By: Tennyson Holdings, LLC

    Its: Sole Member

Massillon Health System LLC

By: QHG of Massillon, Inc.

Its: Sole Member

Navarro Hospital, L.P.

By: Navarro Regional, LLC

Its: General Partner

Navarro Regional, LLC

NRH, LLC

By: Triad-Navarro Regional Hospital Subsidiary, LLC

Its: Sole Member

    By: Tennyson Holdings, LLC

    Its: Sole Member

Northwest Hospital, LLC

Oro Valley Hospital, LLC

By: NOV Holdings, LLC

Its: Sole Member

    By: Desert Hospital Holdings, LLC

    Its: Sole Member

        By: Triad Holdings V, LLC

        Its: Sole Member

            By: Tennyson Holdings, LLC

            Its: Sole Member

NOV Holdings, LLC

By: Desert Hospital Holdings, LLC

Its: Sole Member

    By: Triad Holdings V, LLC

    Its: Sole Member

        By: Tennyson Holdings, LLC

        Its: Sole Member

QHG Georgia, LP

By: QHG Georgia Holdings, Inc.

Its: General Partner

Red Bud Illinois Hospital Company, LLC

By: Red Bud Hospital Corporation

Its: Sole Member

Ruston Louisiana Hospital Company, LLC

By: Ruston Hospital Corporation

Its: Sole Member

SACMC, LLC

San Angelo Community Medical Center, LLC

By: San Angelo Medical, LLC

Its: Sole Member

    By: Triad Holdings V, LLC

    Its: Sole Member

        By: Tennyson Holdings, LLC

        Its: Sole Member

Victoria of Texas, L.P.

By: Detar Hospital, LLC

Its: General Partner

Waukegan Illinois Hospital Company, LLC

By: Waukegan Hospital Corporation

Its: Sole Member

Weatherford Texas Hospital Company, LLC

By: Weatherford Hospital Corporation

Its: Sole Member

By: /s/ W. Larry Cash

W. Larry Cash

Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President and Director (Principal Executive Officer)	June 7, 2012
Martin G. Schweinhart

/s/ W. Larry Cash	Executive Vice President and Director (Principal Financial Officer)	June 7, 2012
W. Larry Cash

Name	Title	Date

*	Vice President (Principal Accounting Officer)	June 7, 2012
Kevin J. Hammons

/s/ Rachel A. Seifert	Executive Vice President, Secretary and Director	June 7, 2012
Rachel A. Seifert

* By:	/s/ Rachel A. Seifert
Rachel A. Seifert
as attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation of Community Health Systems, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to Community Health Systems, Inc.’s Registration Statement on Form S-1/A filed June 8, 2000 (No. 333-31790))

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Community Health Systems, Inc., dated May 18, 2010 (incorporated by reference to Exhibit 3.2 to Community Health Systems, Inc.’s Current Report on Form 8-K filed May 20, 2010 (No. 001-15925))

3.3	Amended and Restated Bylaws of Community Health Systems, Inc. (as of February 27, 2008) (incorporated by reference to Exhibit 3(ii).1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed February 29, 2008 (No. 001-15925))

4.1	Form of Indenture relating to the senior debt securities

4.2*	Form of Indenture relating to the subordinated debt securities

4.3	Form of Senior Debt Security (included as Exhibit A to Exhibit 4.1 hereto)

4.4*	Form of Subordinated Debt Security

4.5*	Form of Certificate of Designation

4.6*	Form of Depositary Agreement

4.7*	Form of Depositary Receipt

4.8*	Form of Warrant

4.9	Form of Common Stock Certificate of Community Health Systems, Inc. (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Registration Statement on Form S-1 (No. 333-37190))

4.10*	Form of Preferred Stock Certificate of Community Health Systems, Inc.

5.1**	Opinion of Kirkland & Ellis LLP

5.2	Opinion of Bradley Arant Boult Cummings LLP (Alabama law)

5.3	Opinion of Kutak Rock LLP (Arkansas law)

5.4	Opinion of Snell & Wilmer L.L.P. (Arizona law)

5.5	Opinion of King & Spalding LLP (Georgia law)

5.6	Opinion of Bingham Greenbaum Doll LLP (Indiana, Kentucky and Ohio law)

5.7	Opinion of Bradley Arant Boult Cummings LLP (Mississippi law)

5.8	Opinion of Bradley Arant Boult Cummings LLP (North Carolina law)

5.9	Opinion of Ballard Spahr LLP (New Jersey law)

5.10	Opinion of Modrall, Sperling, Roehl, Harris & Sisk, P.A. (New Mexico law)

5.11	Opinion of Lionel Sawyer & Collins (Nevada law)

5.12	Opinion of McAfee & Taft (Oklahoma law)

5.13	Opinion of Ballard Spahr LLP (Pennsylvania law)

5.14	Opinion of Parker Poe Adams & Bernstein LLP for QHG of South Carolina, Inc. (South Carolina law)

5.15	Opinion of Parker Poe Adams & Bernstein LLP for QHG of Spartanburg, Inc. (South Carolina law)

5.16	Opinion of Bradley Arant Boult Cummings LLP (Tennessee law)

5.17	Opinion of Liechty & McGinnis, LLP (Texas law)

5.18	Opinion of Ballard Spahr LLP (Utah law)

5.19	Opinion of Hancock, Daniel, Johnson & Nagle, P.C. for Emporia Hospital Corporation (Virginia law)

5.20	Opinion of Steptoe & Johnson LLP (West Virginia law)

5.21	Opinion of Crowley Fleck PLLP (Wyoming law)

Exhibit No.	Description

5.22	Opinion of Hancock, Daniel, Johnson & Nagle, P.C. for Franklin Hospital Corporation (Virginia law)

5.23	Opinion of Hancock, Daniel, Johnson & Nagle, P.C. for Virginia Hospital Corporation (Virginia law)

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

23.3	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.2)

23.4	Consent of Kutak Rock LLP (included in Exhibit 5.3)

23.5	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.4)

23.6	Consent of Opinion of King & Spalding LLP (included in Exhibit 5.5)

23.7	Consent of Bingham Greenbaum Doll LLP (included in Exhibit 5.6)

23.8	Consent of Bradley Arant Boult Cummings LLP (Mississippi law opinion) (included in Exhibit 5.7)

23.9	Consent of Bradley Arant Boult Cummings LLP (North Carolina law opinion) (included in Exhibit 5.8)

23.10	Consent of Ballard Spahr LLP (New Jersey law opinion) (included in Exhibit 5.9)

23.11	Consent of Modrall, Sperling, Roehl, Harris & Sisk, P.A. (included in Exhibit 5.10)

23.12	Consent of Lionel Sawyer & Collins (included in Exhibit 5.11)

23.13	Consent of McAfee & Taft (included in Exhibit 5.12)

23.14	Consent of Ballard Spahr LLP (Pennsylvania law opinion) (included in Exhibit 5.13)

23.15	Consent of Parker Poe Adams & Bernstein LLP (QHG of South Carolina, Inc. opinion) (included in Exhibit 5.14)

23.16	Consent of Parker Poe Adams & Bernstein LLP (QHG of Spartanburg, Inc. opinion) (included in Exhibit 5.15)

23.17	Consent of Bradley Arant Boult Cummings LLP (Tennessee law opinion) (included in Exhibit 5.16)

23.18	Consent of Liechty & McGinnis, LLP (included in Exhibit 5.17)

23.19	Consent of Ballard Spahr LLP (Utah law opinion) (included in Exhibit 5.18)

23.20	Consent of Hancock, Daniel, Johnson & Nagle, P.C. (Emporia Hospital Corporation opinion) (included in Exhibit 5.19)

23.21	Consent of Steptoe & Johnson LLP (included in Exhibit 5.20)

23.22	Consent of Crowley Fleck PLLP (included in Exhibit 5.21)

23.23	Consent of Hancock, Daniel, Johnson & Nagle, P.C. (Franklin Hospital Corporation opinion) (included in Exhibit 5.22)

23.24	Consent of Hancock, Daniel, Johnson & Nagle, P.C. (Virginia Hospital Corporation opinion) (included in Exhibit 5.23)

24.1	Power of Attorney (included in the signature pages hereto)

25.1	Statement of Eligibility of Trustee on Form T-1 for senior indenture

25.2*	Statement of Eligibility of Trustee on Form T-1 for subordinated indenture

*	To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.
**	Filed herewith.